                                                                    EXHIBIT 23.4
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


THE BOARD OF DIRECTORS
QVC, INC.:

We consent to incorporation by reference in the registration statement on Form S-8 of Tele-Communications, Inc. of our report dated March 5, 1994, relating to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which report appears in the current report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended.
Our report refers to a change in the method of accounting for income taxes.


                                       KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
June 28, 1995